EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, the 1997 Non-Employee Directors’ Stock Option Plan and the 1999 Employee Stock Purchase Plan of Tularik Inc. of our report dated February 4, 2002, with respect to the consolidated financial statements of Tularik Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
October 21, 2002